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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We have issued our report dated February 15, 2001 accompanying the consolidated financial statements of Cross Media Marketing Corporation and Subsidiary appearing in the Annual Report on Form 10-KSB, for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

New York, New York
November 5, 2001